Exhibit 99.1

GLOBAL EAGLE ENTERTAINMENT

GLOBAL EAGLE ENTERTAINMENT REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

•	Record Q4 2015 revenue of $113.2 million and Adjusted EBITDA* of $15.5 million, representing year-over-year growth of 12% and 50%, respectively; 2015 full year revenue of $426.0 million and Adjusted EBITDA* of $50.0 million

•	2015 year-over-year revenue growth of 29% and 11% from Connectivity services and Content, respectively

•	Full year 2015 contribution margin expanded year-over-year by 7 percentage points to 34% and Adjusted EBITDA* margin expanded over 4 percentage points to 12%

•	Won and renewed multiple major Content contracts in Q4, including Japan Airlines, Oman Air and another major Middle Eastern carrier, as well as numerous global advertising sales agreements

•	Airconnect connectivity system now installed on over 700 aircraft:

◦	New Connectivity deals with Jet Airways and Shareco for Hainan Airlines and Beijing Capital Airlines

◦	Installations underway at flydubai

◦	Air France/Orange trial underway; Expanded trial with Air China to include Boeing 737NG aircraft

•	Operations Solutions captured 10 new wins in the past six months, including Lufthansa and Swiss Air, among others

LOS ANGELES, CA, March 3, 2016 - Global Eagle Entertainment Inc. (Nasdaq: ENT) (“Global Eagle”, “GEE” or the “Company”), a worldwide provider of media content, aircraft connectivity systems and operations solutions to the travel industry, today reported financial results for the fourth quarter ended December 31, 2015.

Results for Q4 2015 reached record levels, as GEE posted revenue of $113.2 million, Adjusted EBITDA* of $15.5 million and cash flows from operations of $9.6 million. Q4 2015 Adjusted EBITDA* grew 50% year-over-year driven by a 12% increase in revenue and a 4 percentage point increase in gross margin. Q4 year-over-year revenue growth was driven by increases in the number of Content customers, including 20 new wins in 2015, as well as expanded content sales to existing customers, growth in Airconnect-equipped aircraft and system usage, and new acquisitions, partially offset by lower equipment revenue. Excluding equipment revenue, quarterly revenue grew by 16% year-over-year.

“Fourth quarter and full year 2015 showed continued strong results for GEE. During 2015, we added 20 new Content Services customers, we signed multiple new Airconnect agreements, completed four M&A transactions and added Operations Solutions products, highlighting our growing portfolio of solutions for airlines,” explained Dave Davis, Chief Executive Officer of GEE. “In addition, we undertook multiple initiatives in 2015 to improve margins. These included new investments in content processing automation, purchasing of exclusive distribution rights for new content and reductions in bandwidth unit costs.”

"In 2016, we expect our positive momentum to continue. We are installing our Airconnect system on flydubai and expect to begin installs on Jet Airways, Hainan Airlines and Beijing Capital Airlines later this year. The Air France/Orange trial was successfully launched and we recently won a new trial with Air China on the Boeing 737NG,” continued Davis. “We also won 10 new airlines for our Operations Solutions products and will begin deployments later this year on Lufthansa and Swiss Air. GEE continues to make the investments necessary to offer our customers a leading-edge portfolio of solutions and we will continue to add significant new customers in 2016.”

GLOBAL EAGLE ENTERTAINMENT

"We closed 2015 with record revenue, Adjusted EBITDA* performance, and positive cash flows from operations in Q4 and for the full year 2015," said Michael Zemetra, Chief Financial Officer. "With multiple initiatives to accelerate revenue growth and a strong balance sheet, we believe GEE is poised to continue making growth-oriented investments and drive long term Adjusted EBITDA* expansion."

Financial Results

The table below presents financial results for the three months ended December 31, 2015 and 2014.

Global Eagle Entertainment Inc.

 Financial Summary

 (In millions, except per share amounts)

 (Unaudited)

	Three Months Ended December 31,
	2015	2014
Revenue:
Content	$81.1	$70.7
Connectivity	32.1	30.3
Total Revenues	$113.2	$101.0
Adjusted EBITDA*	$15.5	$10.4
Net loss	$(4.8)	$(27.5)
Loss per share – basic	$(0.06)	$(0.36)
Loss per share – diluted	$(0.06)	$(0.36)

Capital expenditures for Q4 2015 totaled approximately $5.9 million. The Company had positive cash flow of $9.6 million from operations during the quarter and finished with approximately $223.6 million in cash, $70 million in convertible debt, excluding $13 million in convertible debt classified as equity, and approximately $2.2 million in other debt.

Segment Results

Content segment revenue grew by $10.4 million, or 15%, to $81.1 million in Q4 2015 versus $70.7 million in Q4 2014, driven by the onboarding of multiple new customers, expanded services to existing airlines and revenues from recent acquisitions. Content segment contribution margin for the full year 2015 reached 34% versus 30% in 2014 largely due to improvements in content purchasing, continued realization of cost savings and lower amortization expense from content rights we had previously acquired.

Connectivity services revenue in Q4 2015 grew 20% versus Q4 2014 due to an increase of 84 gross installs of our Airconnect system and improved Wi-Fi take rates. Total Connectivity segment revenue increased by $1.8 million, or 6%, to $32.1 million in Q4 2015 versus $30.3 million in Q4 2014, due to an increase in Connectivity services revenue of $4.2 million, partially offset by a decrease in Connectivity equipment revenue of $2.4 million. Connectivity equipment revenue declined to $6.8 million in Q4 2015 versus $9.1 million in Q4 2014 due to the timing of equipment shipments versus installations, slightly offset by sales of EFB equipment. Segment contribution margin improved to 36% in Q4 2015 versus 25% in Q4 2014. This was driven by an increase in service revenue from a growing installed base of connected aircraft and lower satellite bandwidth costs.

GLOBAL EAGLE ENTERTAINMENT

Recent Highlights

Key accomplishments since announcing third quarter 2015 results include the following:

•	Announced a partnership with India's Jet Airways to provide inflight entertainment (IFE) streaming service to the airline's global fleet of B737 NG aircraft and Ku-based Internet connectivity

•	Began installs of Airconnect system on flydubai

•	Signed inflight Connectivity deal with Shareco to support 10 aircraft with the HNA Group, including five Boeing 737NG’s with Hainan Airlines and five Airbus A320’s with Beijing Capital Airlines

•	Began Connectivity trial with Air France/Orange

•	Renewed strategic Content deal with Japan Airlines, Oman Air and a major Middle Eastern customer

•	Expanded Air China trial with a new Boeing 737NG aircraft. The Boeing 777 trial remains on track and GEE and Air China are in the process of obtaining regulatory approval

•	Commenced offering of live television aboard flights on Norwegian Air and Air France

•	Signed multiple electronic flight bag (EFB) deals, including with Lufthansa, Swiss, Edelweiss And Pegasus Airlines

•	Launched Airtime Content-to-Go, a new product that enables passengers to download content pre-flight for viewing inflight

•	Entered Business Aviation Connectivity market; plan to formally launch the service beginning in mid-2016

•	Partnered with STX Entertainment to provide exclusive motion picture and television programming for distribution on airlines around the world

•	Won the award at Aircraft Interiors Middle East for innovation in a wireless IFE system; GEE's Airtime was recognized as the Best Wireless IFE system for a carrier

•	GEE’s Next Generation Airconnect Global Antenna continues to meet its milestones and remains on track for commercial launch in mid-2016

Full Year 2016 Guidance

•	Revenue of $470-490 million

•	Adjusted EBITDA* of $57-65 million

•	Capitalized expenditures in the range of $25-30 million

•	GEE expects installs of its Airconnect connectivity system in 2016 to significantly exceed installs in 2015; installation backlog is approximately 200-225 planes

Webcast

Global Eagle will host a webcast to discuss its fourth quarter and full year 2015 results on Thursday, March 3, 2016 at 5:00 p.m. ET (2:00 p.m. PT). The webcast will be available on the investor relations portion of the Company's Web site located at http://investors.geemedia.com/events.cfm. If you cannot listen to the webcast at its scheduled time, there will be a webcast replay archived on the Global Eagle website for 30 days.

GLOBAL EAGLE ENTERTAINMENT

About Global Eagle

Global Eagle Entertainment Inc. (Nasdaq: ENT) is a worldwide provider of aircraft connectivity solutions to the travel industry. Through the industry’s most comprehensive product and services platform, Global Eagle Entertainment provides airlines with a wide range of in-flight solutions. These include Wi-Fi, movies, television, music, interactive software, as well as portable IFE solutions, content management services, e-commerce solutions and original content development.  Serving more than 200 airlines worldwide, Global Eagle Entertainment delivers exceptional quality and value to its customers to help them achieve their passenger experience objectives.  The company’s headquarters are located in Los Angeles, California, with offices and teams located in North America, Asia, the Middle East, Europe, Africa, Oceania and South America.  Find out more at www.geemedia.com

Contact:

Kevin Trosian

Senior Vice President, Corporate Development and Investor Relations

+1 310-740-8624

investor.relations@globaleagleent.com

pr@globaleagleent.com

* About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP, we present Adjusted EBITDA, which is a non-GAAP financial measure, as a measure of our performance. The presentation of Adjusted EBITDA is not intended to be considered in isolation from, or as a substitute for, or superior to, net income (loss) or any other performance measures derived in accordance with GAAP or as an alternative to net cash provided by operating activities or any other measures of our cash flow or liquidity. For more information on this non-GAAP financial measure, please see the table entitled “Reconciliation of Non-GAAP Measure to GAAP Measure” at the end of this release.

Adjusted EBITDA is the primary measure used by our management and board of directors to understand and evaluate our financial performance and operating trends, including period to period comparisons, to prepare and approve our annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of our board of directors to establish the funding targets for and fund the annual bonus pool for our employees and executives. We believe our presentation of Adjusted EBITDA is useful to investors both because it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and our management frequently uses it in discussions with investors, commercial bankers, securities analysts and other users of our financial statements.

GLOBAL EAGLE ENTERTAINMENT

We define Adjusted EBITDA as net income (loss) attributable to common stockholders before, when applicable, net income (loss) attributable to non-controlling interests, income tax expense (benefit), other (income) expense, depreciation and amortization, as further adjusted to eliminate the impact of, when applicable, stock-based compensation, acquisition and realignment costs, restructuring charges, F/X gain (loss) on intercompany loans and any gains or losses on certain asset sales or dispositions. Other income (expense), acquisition and realignment costs and restructuring charges include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities, (d) certain non-recurring expenses associated with our expansion into China that did not generate associated revenue in 2014, (e) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date, (f)non-cash impairment of a portion of certain receivables directly attributable to a customer undergoing economic hardships from trade sanctions imposed by the European Union and the United States on Russia, (g) changes in the fair value of our derivative financial instruments, (h) interest expense associated with our debt and (i) any restructuring charges in the period pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

With respect to projected full year 2016 Adjusted EBITDA, a quantitative reconciliation is not available without unreasonable efforts, and we are unable to address the probable significance of the unavailable information.

Cautionary Note Concerning Forward-Looking Statements

We make forward-looking statements in this release within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including, without limitation, our earnings, Adjusted EBITDA, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: our ability to maintain our Connectivity segment’s revenue by maintaining existing relationships and agreements with two key customers; our ability to meet demands from current and future customers for greater bandwidth, speed and performance; our ability to recognize and timely implement future technologies in the satellite connectivity space, including GSM and Ka-band system development and deployment; the ability of our customer Southwest Airlines to maintain a sponsor for its “TV Flies Free” offering and our ability to replicate this model through other sponsorship alliances; our ability to expand our domestic or international operations, including our ability to grow our business with current and potential future airline partners or successfully partner with satellite service providers, including Hughes Network Systems and SES; our ability to capitalize on investments in developing our service offerings, including our long-term project with QEST to develop global antenna technologies; significant product development expenses associated with our long-term line-fit initiatives; our ability to deliver end-to-end network performance sufficient to meet increasing airline customer and passenger demand; our reliance on third-party satellite service providers and equipment and other suppliers, including single source providers and suppliers; the limited operating history of our connectivity and in-flight television and media products; a decrease in the media content onboard IFE systems and/or the discontinuance of the use of IFE systems indefinitely due to the emergence and increase in the use of hand-held personal devices by airline passengers; our ability to obtain and maintain licenses for content used on legacy installed IFE systems; the demand for in-flight broadband Internet access services and market acceptance for our products and services; our ability to timely and cost-effectively identify and license television and media content that passengers will purchase; the effects of service interruptions or delays, technology failures, material defects or errors in our software, damage to our equipment or geopolitical restrictions; costs associated with defending pending or future intellectual property infringement actions and other litigation or claims; increases in our projected capital expenditures due to, among other things, unexpected costs incurred in connection with the roll out of our technology roadmap or our international plan of expansion; changes in laws or regulations that apply to us or our industry; our ability to obtain regulatory approval on a timely basis for the use of our equipment on aircraft; our ability to integrate our acquired businesses, the ability of the combined business to grow, including through acquisitions which we are able to successfully integrate, and the ability of our executive officers to manage growth profitably; the outcome of any legal proceedings pending or that may be instituted against us, our subsidiaries, or third parties to whom we owe indemnification obligations; our ability to obtain and maintain international authorizations to operate our service over the airspace of foreign jurisdictions our customers utilize; our ability to expand our service offerings; general economic and technological circumstances in the satellite transponder market, including access to transponder space in capacity limited regions and successful launch of replacement transponder capacity where applicable; the loss of, or failure to realize benefits from, agreements with our airline partners; the loss of relationships with original equipment manufacturers or dealers; unfavorable economic conditions in the airline industry and economy as a whole; the result of ongoing tax audit that could result in reduction of tax carryforwards; fluctuation in our operating results; our ability to generate sufficient cash flow to make payments on our indebtedness; our incurrence of additional indebtedness in the future; our ability to repay the convertible notes at maturity or to repurchase the convertible nets upon a fundamental chance or at specific repurchase dates; the effect of the conditional conversion feature of the convertible notes; our compliance with the covenants in our Credit Agreement; and other risks and uncertainties set forth in this release and in our most recent Annual Report on Form 10-K.

GLOBAL EAGLE ENTERTAINMENT

Financial Information

The table below presents financial results for the three and twelve months ended December 31, 2015 and 2014.

Global Eagle Entertainment Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue	$113,235	$100,999	$426,030	$387,735
Operating expenses:
Cost of sales	72,191	68,530	279,156	281,873
Sales and marketing	4,647	3,150	17,705	13,287
Product development	7,163	7,411	28,610	23,010
General and administrative	23,418	26,391	81,965	77,773
Restructuring charges	43	1,617	411	4,223
Amortization of intangible assets	7,720	5,938	26,994	24,552
Total operating expenses	115,182	113,037	434,841	424,718
Loss from operations	(1,947)	(12,038)	(8,811)	(36,983)
Other income (expense), net:
Interest income (expense), net	(861)	32	(2,492)	88
Change in fair value of financial instruments	(1,928)	(7,510)	11,938	(6,955)
Other income (expense), net	675	(975)	(1,140)	(2,770)
Loss before income taxes	(4,061)	(20,491)	(505)	(46,620)
Income tax expense	749	7,020	1,621	10,574
Net loss	(4,810)	(27,511)	(2,126)	(57,194)
Net income attributable to non-controlling interest	—	—	—	194
Net loss attributable to common stockholders	$(4,810)	$(27,511)	$(2,126)	$(57,388)
Net loss per share
Basic	$(0.06)	$(0.36)	$(0.03)	$(0.78)
Diluted	$(0.06)	$(0.36)	$(0.18)	$(0.78)

Weighted average common shares basic	78,476	76,313	77,558	73,300
Weighted average common shares - diluted	78,476	76,313	78,394	73,300

GLOBAL EAGLE ENTERTAINMENT

Global Eagle Entertainment Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2015	2014
Assets:
Cash and cash equivalents	$223,552	$197,648
Accounts receivable, net	93,449	85,517
Content library, net	12,330	9,570
Inventories	14,998	13,626
Prepaid and other current assets	27,209	23,549
Property, plant and equipment, net	39,066	23,651
Goodwill	93,796	53,014
Intangible assets	121,437	112,904
Other non-current assets	13,702	14,116
Total assets	$639,539	$533,595
Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$118,530	$99,328
Deferred revenue	16,794	20,149
Derivative warrant liabilities	24,076	52,671
Notes payable and accrued interest	72,242	3,015
Deferred tax liabilities	22,324	23,410
Other liabilities	31,812	22,393
Total liabilities	285,778	220,966
Stockholders’ Equity:
Common stock, treasury stock and additional paid-in capital	658,045	614,459
Subscriptions receivable	(528)	(503)
Accumulated deficit	(303,457)	(301,331)
Accumulated other comprehensive (loss) income	(299)	4
Total stockholders’ equity	353,761	312,629
Total Liabilities and Stockholders’ Equity	$639,539	$533,595

GLOBAL EAGLE ENTERTAINMENT

Reconciliation of Non-GAAP Measure to GAAP Measure

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Adjusted EBITDA:
Net loss attributable to common stockholders	$(4,810)	$(27,511)	$(2,126)	$(57,388)
Net income attributable to non-controlling interests	—	—	—	194
Income tax expense	749	7,020	1,621	10,574
Other expense (income) (1)	2,114	11,231	(8,306)	13,895
Depreciation and amortization	10,734	8,399	36,592	34,422
Stock-based compensation	1,987	1,582	8,235	8,067
Acquisition and realignment costs (2)	4,680	8,015	13,598	16,703
Restructuring charges (3)	43	1,617	411	4,223
Adjusted EBITDA	$15,497	$10,353	$50,025	$30,690

(1)	Other expense (income) principally includes the change in fair value of our derivative financial instruments of approximately ($1.9) million and $7.5 million for the three months ended December 31, 2015 and 2014, respectively and $11.9 million and $7.0 million for the twelve months ended December 31, 2015 and 2014, respectively; interest expense associated with our debt; a one-time non-cash impairment provision recorded during the fourth quarter of 2014 on certain accounts receivables owed for past equipment shipped to a Russian customer who experienced severe economic hardship as a result of the trade sanctions imposed on Russia in 2014; and, certain non-recurring expenses through the third quarter of 2014 associated with our expansion into China that did not generate associated revenue in 2014. Management does not consider these costs to be indicative of our core operating results.
(2)	Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments and third party professional fees directly attributable to acquisition or corporate realignment activities and (d) legal settlements or reserves for legal settlements in the period that pertain to historical matters that existed at acquired companies prior to their purchase date. Management does not consider these costs to be indicative of our core operating results.
(3)	Includes restructuring expenses pursuant to our integration plan announced on September 23, 2014. Management does not consider these costs to be indicative of our core operating results.

GLOBAL EAGLE ENTERTAINMENT

Global Eagle Entertainment Inc.

Revenue, Contribution Margin, and Adjusted EBITDA

(In millions)

(Unaudited)

	Q4'15	Q4'14	% Change
Revenue
Connectivity:
Licensing and Services (1)	$25.3	$21.1	20%
Equipment (2)	6.8	9.1	(26)%
Total Connectivity Revenue	32.1	30.3	6%
Content:
Licensing and Services (3)(4)	81.1	70.7	15%
Total Content Revenue	81.1	70.7	15%
Total Revenue	$113.2	$101.0	12%

Cost of Sales
Connectivity	20.5	22.6	(9)%
Content	51.6	46.0	12%
Total Cost of Sales	72.1	68.6	5%

Contribution Profit
Connectivity	11.6	7.7	51%
Content	29.5	24.7	19%
Total Contribution Profit	41.1	32.4	27%
Contribution Margin (%)
Connectivity	36%	25%	11%
Content	36%	35%	1%
Total Contribution Margin	36%	32%	4%
Adjusted EBITDA*	$15.5	$10.4	49%

(1)	Represents Wi-Fi, TV, VOD, music, shopping and travel-related revenue sold through our Connectivity platform, and to lesser extent from operations data solutions.
(2)	Represents sales of satellite based connectivity equipment, and to lesser extent from the sales of electronic flight bag equipment.
(3)	Represents revenue principally generated through the sale or license of media content, video and music programming, applications, and video games to customers.
(4)	Content services revenue includes various services generally billed on a time and materials basis such as encoding, quality assurance and editing of media content and related services.

GLOBAL EAGLE ENTERTAINMENT

Global Eagle Entertainment Inc.

Segment Revenue and Contribution Profit

(In thousands)

(Unaudited)

Segment revenue, expenses and contribution profit for the three and twelve month periods ended December 31, 2015 and 2014 derived from the Company's Connectivity and Content segments were as follows:

	Three Months Ended December 31,
	2015			2014
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing and Services	$81,116	$25,304	$106,420	$70,748	$21,104	$91,852
Equipment	—	6,815	6,815	—	9,147	9,147
Total Revenue	81,116	32,119	113,235	70,748	30,251	100,999
Operating Expenses:
Cost of Sales
Licensing and Services	51,649	15,212	66,861	45,977	13,948	59,925
Equipment	—	5,330	5,330	—	8,605	8,605
Total Cost of Sales	51,649	20,542	72,191	45,977	22,553	68,530
Contribution Profit	29,467	11,577	41,044	24,771	7,698	32,469
Other Operating Expenses			42,991			44,507
Loss from Operations			$(1,947)			$(12,038)

GLOBAL EAGLE ENTERTAINMENT

	Twelve Months Ended December 31,
	2015			2014
	Content	Connectivity	Consolidated	Content	Connectivity	Consolidated
Revenue:
Licensing and Services	$308,153	$96,906	$405,059	$277,389	$74,839	$352,228
Equipment	—	20,971	20,971	—	35,507	35,507
Total Revenue	308,153	117,877	426,030	277,389	110,346	387,735
Operating Expenses:
Cost of Sales
Licensing and Services	203,693	57,942	261,635	195,454	54,881	250,335
Equipment	—	17,521	17,521	—	31,538	31,538
Total Cost of Sales	203,693	75,463	279,156	195,454	86,419	281,873
Contribution Profit	104,460	42,414	146,874	81,935	23,927	105,862
Other Operating Expenses			155,685			142,845
Loss from Operations			$(8,811)			$(36,983)